EXHIBIT 10.1

Symbol Technologies, Inc. Non-Qualified Stock Option Agreement

THIS AGREEMENT, dated      , 200     (the “Grant Date”), is made between Symbol Technologies, Inc., a Delaware corporation hereinafter referred to as the “Company,” and      , an employee of the Company or a Subsidiary of the Company, hereinafter referred to as the “Optionee.”

1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Company’s 2004 Equity Incentive Award Plan, as amended from time to time (the “Plan”).

2. Grant of Option.

(a) The Company agrees, as of the Grant Date, to grant the Optionee an option (the “Option”) to purchase any part or all of an aggregate of [     ] shares of its common stock, par value $0.01 per share (“Common Stock”), upon the terms and conditions set forth herein. The Option is a nonqualified stock option which is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The purchase price of the shares of stock covered by the Option shall be [$     ] per share without commission or other charge.

(c) In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall constitute, or be construed as, an employment contract or confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause.

(d) The award of this stock option does not form part of the recipient’s contract of employment and does not entitle the recipient to any benefit other than that granted under this Plan;

Any benefits granted under this Plan are not part of the recipient’s ordinary salary, and shall not be considered as part of such salary for pension purposes or in the event of severance, redundancy or resignation;

If the recipient’s employment is terminated for whatever reason, whether lawfully or unlawfully, the recipient agrees that he or she shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate him for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan.

Recipient understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and its subsidiaries. The Company and its subsidiaries retain the right to amend or terminate the Plan at any time, at their sole discretion and without notice.

3. Vesting and Expiration.

(a) Subject to Sections 3(a)(iii), 3(a)(iv), and 3(c) the Option shall become vested and exercisable as follows:

(i) The Option shall become vested and exercisable with respect to 10% of the shares subject to the Option (rounded down to the next whole number of shares) on the first anniversary of the Grant Date (the “Initial Vesting Date”).

(ii) The Option shall become vested and exercisable with respect to an additional 15% of the shares subject to the Option (rounded down to the next whole number of shares) on each 6-month anniversary of the Initial Vesting Date, so that the Option shall be fully vested and exercisable as of the fourth anniversary of the Grant Date.

(iii) The Option shall become fully vested and exercisable immediately prior to a Change of Control.

(iv) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

(b) The installments provided for in Section 3(a) are cumulative. Each such installment which becomes exercisable pursuant to Section 3(a) shall remain exercisable until it becomes unexercisable under Section 3(c).

(c) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The expiration of Seven years from the date the Option was granted; or

(ii) The expiration of three months from the date of the Optionee’s Termination of Employment for any reason other than retirement, death or disability; or

(iii) The expiration of one year from the date of the Optionee’s Termination of Employment by reason of his retirement, death or disability (as determined by the Company in its sole discretion).

4. Option Exercise.

(a) Except as otherwise provided in Section 7: (i) during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof, and (ii) after the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3(c), be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

(b) Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3(c); provided, however, that each partial exercise shall be for whole shares only.

(c) The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company’s corporate secretary of all of the following prior to the time when such Option or such portion becomes unexercisable pursuant to Section 3(c):

(i) Notice in writing signed by the Optionee, specifically stating the number of shares with respect to which the Option is being exercised;

(ii) Full payment for the shares with respect to which such Option or portion thereof is exercised. Such payment shall be made in form of: (A) cash or by personal, certified, or bank cashiers check; (B) shares of Common Stock which have been owned by the Optionee for at least six months duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (C) to the extent permitted by the Committee (1) shares of the Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or (2) delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (D) any combination of the consideration listed in this Section 4(c)(ii);

(iii) The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option;

(iv) Such other documents as the Company may deem necessary or advisable to effect compliance with any applicable law, rule or regulation;

(v) In the event that the Option or portion thereof shall be exercised pursuant to Section 7 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5. No Rights as Stockholder. The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

6. Amendment. This Agreement may be amended without the consent of the Optionee, provided that no amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement. The Option may be adjusted as described in Article 11 of the Plan.

7. Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.

8. Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Optionee to his address shown in the Company records, and to the Company at its principal executive office.

9. Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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The Optionee represents that he has read this Agreement and the Plan and is familiar with the terms and provisions of each. The Optionee acknowledges that the Option is issued pursuant to, and is subject to the terms and conditions of, the Plan, and the Optionee will be bound by the terms of the Plan as if it were set forth verbatim in this Agreement. The Optionee agrees to comply with all rules the Company may establish with respect to the Plan. The Optionee further acknowledges and agrees that this Agreement (and the Plan) constitutes the entire agreement between the parties with respect to the Option and that this Agreement (and the Plan) supersedes any and all prior agreements, whether written or oral, between the parties with respect to the Option.

EXECUTION OF THIS AGREEMENT CONSTITUTES AGREEMENT BY THE OPTIONEE THAT SO LONG AS HE IS AN “EXECUTIVE OFFICER” AS DEFINED BY THE SECURITIES AND EXCHANGE COMMISSION, HE AGREES TO COMPLY WITH THE COMPANY’S STOCK OWNERSHIP AND OPTION RETENTION PROGRAM. FAILURE TO COMPLY WITH SAID PROGRAM, WITHOUT PRIOR CONSENT OF THE COMPENSATION/STOCK OPTION COMMITTEE, SHALL RESULT IN RETROACTIVE FORFEITURE OF THE OPTION AND ANY BENEFITS OBTAINED BY THE AWARD THEREOF.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SYMBOL TECHNOLOGIES, INC. By: _ Sal Iannuzzi Title: Interim President & CEO	OPTIONEE Residence Address:

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